As filed with the Securities and Exchange Commission on April 13, 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

NUKKLEUS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-3912845
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

525 Washington Blvd. Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: (If applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value $0.0001 per share

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the common stock, $0.0001 par value (the “Common Stock”) of Nukkleus Inc. (the “Company”). The description of the Common Stock is contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-192647), filed with the Securities and Exchange Commission on December 4, 2013, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference into this Item 1. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference into this Item 1.

ITEM 2. EXHIBITS.

Exhibit Number	Description
3.1	Certificate of Incorporation ((Incorporated by reference to the Form S-1 Registration Statement filed with the SEC on December 4, 2013)
3.2	Certificate of Amendment to the Certificate of Incorporation filed June 3, 2016 (Incorporated by reference to the Form 8K Current Report filed with the SEC on June 3, 2016)
3.3	Statement of Designation, Powers, Preferences and Rights of Series A Preferred Stock (Incorporated by reference to the Form 8K Current Report filed with the SEC on June 3, 2016)
3.4	Amended and Restated By-laws of Nukkleus Inc. (Incorporated by reference to the Form 8K Current Report filed with the SEC on August 9, 2016)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NUKKLEUS INC.
Date: April 13, 2018	By:	/s/Emil Assentato
Emil Assentato CEO and Chairman